                                                                    EXHIBIT 99.1




















                                 UNISYS CENTER

                              Historical Summaries
                       of Operating Revenue and Expenses

                Nine Months Ended September 30, 1996 (Unaudited)
                        and Year Ended December 31, 1995

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
CarrAmerica Realty Corporation:


We have audited the accompanying historical summary of operating revenue and expenses, as defined in note 2(a), of Unisys Center for the year ended December 31, 1995. This historical summary is the responsibility of the management of Unisys Center. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenue and expenses of Unisys Center.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in note 2(a) of Unisys Center for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                         KPMG Peat Marwick LLP
Washington, DC
November 8, 1996

                                 UNISYS CENTER

             Historical Summaries of Operating Revenue and Expenses

            For the nine months ended September 30, 1996 (unaudited)
                      and the year ended December 31, 1995

                             (dollars in thousands)



                                                                               Nine months          Year
                                                                                  ended             ended
                                                                              September 30,      December 31,
                                                                                   1996             1995
                                                                                   ----             ----
Operating revenue:
    Building rental                                                            $   3,691             5,044
    Recovery of operating expenses                                                 1,325             1,631
                                                                                 -------           -------

             Total operating revenue                                               5,016             6,675
                                                                                 -------           -------

Operating expenses:
    Maintenance                                                                      512               697
    Utilities                                                                        359               464
    Real estate taxes                                                                520               688
    Insurance                                                                         17                47
    Management fees                                                                  177               216
    General operating                                                                236               244
    Administrative                                                                   237               285
                                                                                 -------           -------

             Total operating expenses                                              2,058             2,641
                                                                                 -------           -------

             Operating revenue in excess of operating expenses                 $   2,958             4,034
                                                                                 =======           =======





See accompanying notes to historical summaries of operating revenue and expenses.

                                 UNISYS CENTER

      Notes to the Historical Summaries of Operating Revenue and Expenses

                Nine months ended September 30, 1996 (unaudited)
                        and year ended December 31, 1995

                             (dollars in thousands)


 (1)  DESCRIPTION OF THE PROPERTY

      Unisys Center consists of 2 buildings located in Lombard, Illinois containing approximately 387,000 square feet of office space available for lease. The buildings were constructed in 1984 and 1985. At September 30, 1996, Unisys Center was approximately 97% leased.

      From July 31, 1995 through September 30, 1996, the property was managed by Hines Interests Limited Partnership. Prior to July 31, 1995, the property was managed by HD Delaware Properties.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Basis of Presentation

            The accompanying historical summaries of operating revenue and expenses are not representative of the actual operations for the periods presented as certain revenue and expenses, which may not be comparable to those expected to be incurred by CarrAmerica Realty Corporation in the future operations of the property, have been excluded. Interest income has been excluded from revenue, and interest, depreciation and amortization, and other costs not directly related to the future operations of Unisys Center have been excluded from expenses. Management is not aware of any other material factors that would cause the historical summaries of operating revenue and expenses to not be indicative of the future operating results of the buildings.

      (b)   Revenue Recognition

            Revenue from rental operations is recognized straight-line over the terms of the respective leases.

      (c)   Interim Unaudited Financial Information

            The accompanying unaudited financial information for the nine months ended September 30,1996 has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1995. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the historical summary of operating revenue and expenses for the nine months ended September 30, 1996 have been included. The results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of the results for the full year.


                                                                     (Continued)

                                 UNISYS CENTER

      Notes to the Historical Summaries of Operating Revenue and Expenses

                             (dollars in thousands)



(3) PRO FORMA TAXABLE OPERATING RESULTS AND CASH AVAILABLE FROM OPERATIONS (UNAUDITED)

      The unaudited pro forma table reflects the taxable operating results and cash available from operations of Unisys Center for the 12 months ended September 30, 1996, as adjusted for certain items which can be factually supported. For purposes of presenting pro forma net taxable operating income, revenue is recognized when it is either collectible under the lease terms or collected. Tax depreciation for the building is computed on the modified accelerated cost recovery system method over a 39-year life. This statement does not purport to forecast actual operating results for any period in the future.

            Pro forma net operating income (exclusive of depreciation and
                amortization expense)                                                           $    4,823
            Less estimated depreciation and amortization expense                                     1,159
                                                                                                  --------

                          Pro forma taxable operating income                                    $    3,664
                                                                                                  ========

                          Pro forma cash available from operations                              $    4,823
                                                                                                  ========